Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K for the year ended December 31, 2010 (the “Report”) by China Sports Holding Company Limited (the “Company”), I, Mendoza Anding Lin, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHINA SPORTS HOLDING COMPANY LIMITED

Date: April 15, 2011	By:	/s/ Mendoza Anding Lin
Mendoza Anding Lin
President, Chief Executive Officer and Chairman

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished upon request.